                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  PINNACLE BANC GROUP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                       S

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 16, 1996

To the Shareholders of PINNACLE BANC GROUP, INC.

    Notice is hereby given that the Annual Meeting of Shareholders of Pinnacle Banc Group, Inc. will be held in the lower level Conference Center of the Drake Oakbrook Plaza Office Building, 2215 York Road, Oak Brook, Illinois 60521 on Tuesday, April 16, 1996 at 3:00 p.m. local time, for the following purposes:

        1. To elect Directors to hold office until the next annual meeting or until a successor has been elected.

        2. To transact such other business as may properly be brought before the meeting.

    A 1995 Annual Report to Shareholders containing audited financial statements has been previously mailed to each shareholder.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE PRE-ADDRESSED, POST-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING; OR IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     RICHARD W. BURKE
                                                        SECRETARY

March 13, 1996

                           PINNACLE BANC GROUP, INC.
                           2215 YORK ROAD, SUITE 208
                           OAK BROOK, ILLINOIS 60521

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1996

    This Proxy Statement is furnished by the Board of Directors of Pinnacle Banc Group, Inc. ("Pinnacle"), in connection with Pinnacle's solicitation of proxies for use at the Annual Meeting of Shareholders to be held in the Lower Level Conference Center of the Drake Oakbrook Plaza Office Building, 2215 York Road, Oak Brook, Illinois 60521 on Tuesday, April 16, 1996 at 3:00 p.m. local time and at any adjournment thereof. The meeting is for the purposes set forth in the attached notice to shareholders.

    This Proxy Statement is being mailed to all holders of the common stock of Pinnacle as of March 13, 1996 (the "Record Date") and all shares of common stock represented by properly executed proxies re-ceived prior to the Annual Meeting will be voted in accordance with the instructions therein at the Annual Meeting or at any adjournment thereof. As of the Record Date there were 4,354,138 issued and outstanding shares of Common Stock, $4.69 par value, held by approximately 335 holders of record eligible to vote. Each shareholder will be entitled to one vote per share on each proposal presented to the shareholders at the Annual Meeting.

    Proxies will be solicited primarily by mail but, in addition certain officers and employees of Pinnacle and its subsidiaries may solicit proxies by telephone and personally. Pinnacle will request banks, brokerage houses, and other custodians, nominees or fiduciaries holding shares in their names or in those of their nominees, to obtain Proxies from and send Proxy material to their principals. The expense of the solicitation of the Proxies will be paid by Pinnacle.

    ANY PROXY GIVEN PURSUANT TO THIS SOLICITATION MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF PINNACLE, BY A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING THE SHARES REPRESENTED BY THE PROXY IN PERSON.

    The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Shareholders have cumulative voting rights in the election of Directors. Accordingly, each shareholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected. It is expected that these cumulative votes will be divided equally among all Director nominees for whom authority to vote has not been withheld, unless the shareholder chooses to allocate his votes otherwise and so indicates on the proxy. If no preference is stated, the persons named in proxies hereby solicited reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED TO ELECT EACH INDIVIDUAL NOMINATED TO SERVE AS A DIRECTOR. UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

                             ELECTION OF DIRECTORS

    Each of the sixteen (16) individuals listed below is being nominated to hold office as a Director of Pinnacle and to serve as a Director of Pinnacle until the next annual meeting or until his successor has been elected. Each of the nominees is currently a Director of Pinnacle. The enclosed proxy provides instructions for voting for all nominees or for withholding authority to vote for one or more of the nominees.

    Certain Directors have had relationships and related transactions with Pinnacle during the previous fiscal year. See "CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND OTHER INFORMATION REGARDING MANAGEMENT".

    The following listing of each nominee contains information including the Director's age, original date elected as a director of Pinnacle, and current positions with Pinnacle or its three subsidiary banks, Pinnacle Bank ("PB"), Pinnacle Bank of the Quad-Cities ("PBQC"), and Batavia Savings Bank, F.S.B. ("BSB"). Information is also included regarding principal occupation for the last five years. None of the nominees currently serves as a Director of any other company with a class of publicly traded equity securities.

    An asterisk (*) denotes that the individual is an executive officer of Pinnacle.

    RICHARD W. BURKE*, 62, 1979; is Secretary of Pinnacle. He is Chairman and a Director of the law firm of Burke, Warren & MacKay, P.C., Chicago, Illinois. He previously was a Partner in the law firm of Burke, Wilson & McIlvaine.

    MARK P. BURNS, 60, 1983; is a Director and Vice Chairman of each of the three subsidiary banks. He previously was the President of Pinnacle through year-end 1995.

    WILLIAM J. FINN, JR., 67, 1983; is President of Finn Insurance Agency, Inc., North Riverside, Illinois, insurance brokers. He is a Director of two subsidiary banks, PB and BSB.

    SAMUEL M. GILMAN, 75, 1990; is a Partner in the law firm of Coyle, Gilman & Stengel, Rock Island, Illinois. He is a Director of PBQC.

    ALBERT GIUSFREDI, 67, 1988; is President of Headly Manufacturing Co., Cicero, Illinois, a custom metal stamping job shop.

    JOHN J. GLEASON*, 64, 1979; is Chairman of the Board and a Director of PB and BSB. He also is President of Gleason & Associates, Inc., Oak Brook, Illinois, a bank consulting firm. He previously was the Chief Executive Officer of Pinnacle through year-end 1995.

    JOHN J. GLEASON, JR.*, 40, 1983; is Vice Chairman and Chief Executive Officer of Pinnacle. He is Chairman of the Board of PB and BSB. He is also Secretary of Gleason & Associates, Inc., Oak Brook, Illinois, a bank consulting firm.

    WILLIAM P. GLEASON*, 34, 1995; is President and Treasurer of Pinnacle. He is a Director and President of PB. He previously was Executive Vice President of Pinnacle through year-end 1995.

    JAMES L. GREENE, 61, 1983; is a Director of two subsidiary banks, PB and BSB. He is President of Jim Greene Associates, Inc., Decatur, Georgia. He was a Director of BMR Financial Group, Inc., Atlanta, Georgia, a bank holding company, until its sale in 1993. He previously was the Chairman and Chief Executive Officer of BMR Financial Group, Inc.

    DONALD G. KING, 70, 1983; is a Director of PB. He formerly was Chairman of the Board of First National Bank in Harvey which was merged into PB in 1993.

    JAMES A. MADDOCK, 61, 1988; is President of Maddock Industries, mechanical engineering, Chicago, Illinois.

    JAMES J. MCDONOUGH, 62, 1988; is President of McDonough Associates Inc., Chicago, Illinois, engineers/ architects.

    WILLIAM C. NICKELS, 75, 1988; is Chairman of Replogle Globes, Inc., Broadview, Illinois, a manufacturer of geographical globes.

    JOHN E. O'NEILL, 61, 1995; is President of F. C. Pilgrim & Company, Oak Park, Illinois, a real estate and insurance brokerage firm.

    JAMES R. PHILLIP, JR., 43, 1988; is President of Phillip's Flowers and Gifts, florists, Westmont, Illinois.

    KENNETH C. WHITENER, JR.*, 45, 1983; is Executive Vice President and Chief Investment Officer of Pinnacle and of each of the three subsidiary banks. He is a Director of two subsidiary banks, PB and BSB. He also is the Chief Investment Officer of Gleason & Associates, Inc., Oak Brook, Illinois, a bank consulting firm.

    John J. Gleason is the father of John J. Gleason, Jr. and William P. Gleason. John E. O'Neill is the father-in-law of John J. Gleason, Jr.

    Pinnacle's Board of Directors meets on a quarterly basis, and five meetings were held during the last fiscal year. All of the Directors of Pinnacle, with the exception of Messrs. McDonough and Nickels, attended at least three-fourths of the meetings of the Board and Committees of which they were members during the past year.

    The Board has audit and compensation committees. The Board does not have a nominating committee. Committee members are designated at the annual Organizational Meeting of Pinnacle. The individuals listed below have served as members of these committees since the last Annual Meeting. The Audit Committee, which met four times in 1995, consists of Messrs. Burke, Finn, Gilman, Giusfredi, Maddock, McDonough, Nickels, O'Neill, and Phillip, Jr. Mr. Finn serves as Chairman. The committee meets on a quarterly basis with Pinnacle's internal auditor and reviews the scope and results of audits and meets on an annual basis with representatives of Pinnacle's independent public accountants. The Compensation Committee, which met one time in 1995, consists of Messrs. Burke, Finn, Giusfredi, Gleason, and Maddock. Mr. Gleason serves as Chairman. The committee meets on an annual, and as needed basis, to select and set salaries, bonuses and other compensation for Pinnacle officers and principal officers of subsidiary banks.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following persons beneficially own as of March 13, 1996, directly or indirectly, more than 5% of the outstanding common stock, $4.69 par value, of Pinnacle.

                                                                           AMOUNT AND NATURE
NAME AND ADDRESS                                                             OF BENEFICIAL       PERCENT
OF BENEFICIAL OWNER                                                            OWNERSHIP        OF CLASS
-------------------------------------------------------------------------  ------------------  -----------
John J. Gleason..........................................................       890,134(1)         20.24%
2215 York Road, Suite 208
Oak Brook, Illinois 60521
Kenneth C. Whitener, Jr..................................................       314,522(2)          7.15
2215 York Road, Suite 208
Oak Brook, Illinois 60521

---------
(1) Includes 394,980 shares owned by Gleason & Associates, Inc., of which Mr. J. Gleason is President and controlling stockholder. Also includes 18,000 shares which Mr. J. Gleason has the right to acquire upon the exercise of stock options and 186,516 shares held by his spouse and a child who reside with Mr. J. Gleason, to which shares Mr. J. Gleason disclaims beneficial ownership.

(2) Represents 308,522 shares which are held in trust for the benefit of Mr. Whitener and 6,000 shares which Mr. Whitener has the right to acquire upon exercise of stock options.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth with respect to each Director, and executive officer (denoted by an asterisk) of Pinnacle, the amount of common shares beneficially owned and the percentage of such class of shares as of March 13, 1996:

                                                                           AMOUNT AND NATURE
NAME OF                                                                      OF BENEFICIAL       PERCENT
BENEFICIAL OWNER                                                               OWNERSHIP        OF CLASS
-------------------------------------------------------------------------  ------------------  -----------

Richard W. Burke*........................................................         55,543(1)         1.26%
Mark P. Burns............................................................         30,012(2)         0.68
William J. Finn, Jr......................................................         95,141(3)         2.16
Samuel M. Gilman.........................................................         35,432            0.81
Albert Giusfredi.........................................................         70,453            1.60
John J. Gleason*.........................................................        890,134(4)        20.24
John J. Gleason, Jr.*....................................................        111,433(5)         2.53
William P. Gleason*......................................................         48,257(6)         1.10
James L. Greene..........................................................        166,785(7)         3.79
Donald G. King...........................................................        157,120            3.57
James A. Maddock.........................................................         76,133(8)         1.73
James J. McDonough.......................................................         53,217            1.21
William C. Nickels.......................................................         63,190(9)         1.44
John E. O'Neill..........................................................         14,764            0.34
James R. Phillip, Jr.....................................................         49,496(10)        1.13
Kenneth C. Whitener, Jr.*................................................        314,522(11)        7.15
All Directors and executive officers as a group (16 in total)............      2,231,632           50.75%
Including all Directors and officers of Pinnacle and subsidiary banks....      2,550,839           58.00%

---------
 (1) Icludes 1,807 shares owned by Mr. Burke's wife and child who reside with Mr. Burke, to which shares Mr. Burke disclaims beneficial ownership.

 (2) Includes 6,500 shares held by Pinnacle Bank as Custodian.

 (3) Includes 10,000 shares held by Mr. Finn's wife, to which shares Mr. Finn disclaims beneficial ownership.

 (4)  Includes 394,980 shares owned by Gleason  & Associates, Inc., of which Mr.
    J. Gleason is President and controlling stockholder. Also includes 18,000 shares which Mr. J. Gleason has the right to acquire upon the exercise of stock options and 186,516 shares held by his spouse and child who reside with Mr. J. Gleason, to which shares Mr. J. Gleason disclaims beneficial ownership.

 (5) Includes 12,000 shares which Mr. J. Gleason, Jr. has the right to acquire upon exercise of stock options, and 11,598 shares held by his wife and children.

 (6) Includes 18,156 shares held by his children.

 (7) Includes 18,363 shares held by Mr. Greene's spouse to which shares Mr. Greene disclaims beneficial ownership. Also includes 68,981 shares owned by Jim Greene Associates, Inc. Mr. Greene is President and controlling stockholder of Jim Greene Associates, Inc.

 (8) Includes 51,602 shares owned by Maddock Industries including its profit sharing plan. Mr. Maddock is President and controlling stockholder of Maddock Industries. Also includes 695 shares held by a child of Mr. Maddock who resides with him, to which shares Mr. Maddock disclaims beneficial ownership.

 (9) All shares are owned by a company of which Mr. Nickels is a controlling shareholder.

(10) Includes 18,141 shares held by a company of which Mr. Phillip is a controlling shareholder.

(11) Represents 308,522 shares which are held in trust for the benefit of Mr. Whitener and 6,000 shares which Mr. Whitener has the right to acquire upon exercise of stock options.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table presented below provides for each of the last three fiscal years the compensation for each executive officer of Pinnacle whose total salary and bonus exceeded $100,000 in 1995. Principal position indicates title held at end of fiscal year, December 31, 1995.

                                                                                      LONG TERM COMPENSATION
                                                                                 --------------------------------
                                                     ANNUAL COMPENSATION                 AWARDS
                                               -------------------------------   ----------------------   PAYOUTS
                                                                     OTHER       RESTRICTED   NUMBER OF   -------
NAME AND                                                             ANNUAL        STOCK      OPTIONS/     LTIP        ALL OTHER
PRINCIPAL POSITION                       YEAR   SALARY    BONUS   COMPENSATION     AWARDS       SARS      PAYOUTS   COMPENSATION(1)
---------------------------------------  ----  --------  -------  ------------   ----------   ---------   -------   ---------------

John J. Gleason .......................  1995  $200,000  $50,000     -0-           -0-            -0-      -0-        $ 7,500
 Chairman of the Board and               1994   240,000      -0-     -0-           -0-            -0-      -0-          7,500
 Chief Executive Officer                 1993   256,000   50,000     -0-           -0-            -0-      -0-         11,792

John J. Gleason, Jr ...................  1995   220,000   45,000     -0-           -0-            -0-      -0-          7,500
 Director and Vice Chairman              1994   195,000      -0-     -0-           -0-            -0-      -0-          7,500
                                         1993   175,000   40,000     -0-           -0-            -0-      -0-          8,750

Mark P. Burns .........................  1995   187,000   35,000     -0-           -0-            -0-      -0-          8,750
 Director and President                  1994   180,000      -0-     -0-           -0-            -0-      -0-          9,000
                                         1993   170,000   20,000     -0-           -0-            -0-      -0-         10,198

William P. Gleason ....................  1995    97,000   25,000     -0-           -0-            -0-      -0-          4,850
 Director, Executive Vice                1994    82,000    6,000     -0-           -0-            -0-      -0-          4,100
 President and Treasurer                 1993    74,000   13,000     -0-           -0-            -0-      -0-          3,700

Kenneth C. Whitener, Jr ...............  1995   140,000   25,000     -0-           -0-            -0-      -0-          8,400
 Director, Executive Vice                1994   135,000      -0-     -0-           -0-            -0-      -0-          8,075
 President and Chief                     1993   130,000   35,000     -0-           -0-            -0-      -0-          7,730
 Investment Officer

(Note: SAR's are Stock Appreciation Rights; LTIP is a Long-Term Incentive Payment.)
---------
(1) Represents an amount contributed to the individual's account in the Pinnacle Profit Sharing Plan. The Profit Sharing Plan is a trusteed, tax-qualified plan which covers substantially all employees of Pinnacle and its subsidiary banks who have completed age and service requirements. Annual profit sharing contributions are made to the Plan by Pinnacle or the subsidiary banks in accordance with resolutions adopted annually by the Boards of Directors of Pinnacle and each of the subsidiary banks. A 401(k) savings plan is offered as part of the profit sharing program. A matching contribution equal to a percentage, as determined by the Board of Directors on an annual basis, of the amount of the employee's compensation deferred is made by Pinnacle or its subsidiary banks to the 401(k) savings plan.

INCENTIVE STOCK OPTION PLAN

    Pinnacle has an incentive stock option plan under which officers and employees of Pinnacle and the subsidiary banks may be granted stock options by a committee of Pinnacle's Board of Directors. The incentive stock option plan is designed so that options granted thereunder may be treated as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

    The current plan, the 1990 Incentive Stock Option Plan ("1990 Plan"), was adopted in April, 1990. Under the provisions of the 1990 Plan, incentive stock options must be granted at not less than the fair market value of Pinnacle's common stock on the date of the grant. No options granted under the 1990 Plan may be exercised after the expiration of ten years from the date of the grant. Options are non-transferable except in the case of death and may be exercised only while the optionee is employed by Pinnacle or a subsidiary bank or within 30 days after termination of employment, with certain exceptions in the event of death or disability. No options may be granted to any employee who owns more than 10% of the total combined voting power of all classes of Pinnacle's stock unless the grant is for a period of no more than five years and the purchase price of the shares covered by the option is not less than 110% of its fair market value on the date the option is granted. A total of 246,666 shares have been authorized for issuance under the plan. At December 31, 1995, total shares subject to option under the 1990 Plan were 47,166.

    There were no individual grants of stock options or stock appreciation rights during 1995 to any of the executive officers named in the Summary Compensation Table.

    The following table provides information concerning the exercise of stock options during 1995 and the financial value of outstanding and unexercised options at December 31, 1995 for each of the executive officers named in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                         NUMBER OF       VALUE OF
                                                                                        UNEXERCISED     UNEXERCISED
                                                                                       OPTIONS/ SARS   IN-THE-MONEY
                                                                                             AT        OPTIONS/SARS
                                                                                           FY-END        AT FY-END
                                                                SHARES                 --------------  -------------
                                                              ACQUIRED ON     VALUE     EXERCISABLE/   EXERCISABLE/
NAME                                                           EXERCISE     REALIZED   UNEXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------  -------------  ---------  --------------  -------------
John J. Gleason............................................          -0-    $     -0-      18,000(1)   $  219,600(1)
John J. Gleason, Jr........................................        3,240       32,870      12,000(1)      139,800(1)
Mark P. Burns..............................................        5,506       65,108         -0-             -0-
William P. Gleason.........................................        3,333       33,813       1,333          11,864
Kenneth C. Whitener, Jr....................................          -0-          -0-       6,000(1)       84,000(1)

---------
(1) All options are exercisable

COMPENSATION OF DIRECTORS

    Directors of Pinnacle having a primary occupation other than with Pinnacle or its subsidiary banks receive an annual retainer of $2,000 and a fee of $500 per meeting attended. Directors attending separate committee meetings involving audit and compensation receive a fee of $100 per meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors of Pinnacle during the last fiscal year were Messrs. Richard W. Burke, William J. Finn, Albert Giusfredi, John J. Gleason, and James A. Maddock. Mr. J. Gleason is Chairman of Pinnacle. Mr. Burke is Chairman and a Director of a law firm which provides legal services to Pinnacle as disclosed in the section entitled "Certain Relationships, Related Transactions and Other Information Regarding Management".

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee views the compensation package offered to executive officers as consisting of three primary components; base salary, incentive bonus, and longer term compensation. Each of these components is considered in achieving the committee's objectives of (1) providing a competitive compensation package in order to attract and retain a high quality management team; (2) rewarding individual performance and contributions to the overall performance of the Corporation; and (3) structuring incentives in order to align management's goals with maximization of shareholder value.

    Base salaries are set consistent with salaries published for comparable positions in banking industry publications. Primary emphasis is placed on organizations of a similar size located in a metropolitan area. Comparison is also made with similarly sized publicly traded banking companies. Base salary changes are dictated by changes in responsibility such as a promotion and economic factors such as inflation.

    Incentive bonuses are determined strictly based on the performance of the individual executive officer and that individual's contribution to the overall profitability of Pinnacle during the fiscal year. The incentive bonus determination is zero based with previous payment history bearing no weight in the current year's determination. The determination of incentive bonus payments are subjective in nature and are not the product of calculations of pre-determined formulas.

    Longer term compensation consists of incentive stock options. These options are rewarded based on the individual's contribution to the overall financial performance of Pinnacle and the committee's assessment of potential for appreciation in common stock value in relation to base salary of the executive. Incentive stock options are awarded in order to emphasize the importance of maximizing shareholder value and to encourage the ownership of the Corporation's common stock by management.

    The Chief Executive Officer's ("CEO") compensation is determined by overall corporate performance. Corporate performance is measured primarily by the return on average equity and additionally by the return on average assets. The performance of Pinnacle's common stock price is also considered in the determination of the CEO's compensation. The Committee recognizes, however, that factors other than CEO performance may dictate changes in market price such as general market conditions and, in particular to Pinnacle, the thinly traded nature of the Company's stock. The Committee also considers any specific corporate objectives for the CEO such as Pinnacle's stated objective that calls for the utilization of its equity base through acquisitions and repurchases of its common stock.

    While overall corporate performance is also considered in determining compensation for other executive officers, primary consideration is given to performance of the specific areas of responsibility of each of these individuals. These specific areas include corporate objectives regarding acquisitions, performance of banking subsidiaries, including the quality of assets, regulatory compliance, management of the securities portfolio and other specific responsibilities. The Committee took each of these factors into consideration in determining bonuses for each executive officer for the previous year.

    The CEO's incentive bonus was determined based on the following favorable results for 1995. Net income exceeded initial projections for the year resulting in a return on average equity of 18.1% and a return on average assets of 1.55%, each significantly in excess of peer group performance. In addition, an acquisition was consummated in 1995 adding two locations to the Pinnacle franchise. This acquisition, accompanied by a 7% increase in Pinnacle's dividend rate and a continuation of Pinnacle's stock repurchase program were each factors in effectively leveraging Pinnacle's equity base -- the primary objective of the company. Pinnacle's common stock price increased 12% during 1995.

    The CEO's base salary for the fiscal year decreased from the previous year to reflect a lesser degree of responsibility for day-to-day operations with a corresponding increase in the Vice Chairman's responsibility and base salary. The Compensation Committee did not award incentive stock options to the CEO or any other executive officer during 1995 based on the belief that adequate long term incentive existed in the previous awards currently outstanding.

    The above report is submitted by the Compensation Committee of the Board of Directors of Pinnacle:

John J. Gleason, Chairman
Richard W. Burke                   Albert Giusfredi
William J. Finn                    James A. Maddock

PERFORMANCE GRAPH

    The following graph provides a comparison of the total return among Pinnacle common stock, NASDAQ Stocks (U.S.) and NASDAQ Bank Stocks. The graph assumes that $100 was invested in each category on January 1, 1991. The Pinnacle index is based on the assumption that dividends received on Pinnacle common stock are reinvested into common shares of Pinnacle.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG PINNACLE COMMON STOCK, NASDAQ STOCKS (U.S.)
                             AND NASDAQ BANK STOCKS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         INDEX           1/1/1991   12/31/1991   12/31/1992   12/31/1993   12/31/1994   12/31/1995
Pinnacle Common Stock        100.0         89.0        151.1        175.5        148.7        172.7
NASDAQ Stocks (U.S.)         100.0        160.6        186.9        214.5        209.7        296.3
NASDAQ Bank Stocks           100.0        164.1        238.9        272.4        271.4        404.4

                  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS
                   AND OTHER INFORMATION REGARDING MANAGEMENT

    Directors and officers of Pinnacle and its subsidiary banks are customers of the banks and have had transactions with such banks in the ordinary course of business and are expected to do so in the future. Such transactions have been and will continue to be on the same terms as those prevailing at the time for comparable transactions with other customers. Total loans outstanding to Directors and executive officers of Pinnacle and its subsidiary banks totalled $3,055,015 at December 31, 1995. These loans were made by the subsidiary banks in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Management is of the opinion that these loans did not involve more than a normal risk of collectibility or other unfavorable features.

    Richard  W. Burke, a Director  and Secretary of Pinnacle,  is Chairman and a
Director of the law firm Burke, Warren & MacKay, P.C. which provides legal services to Pinnacle and its subsidiary banks. Fees for these services totalled $250,128 in 1995.

    Section 16 of the Securities Exchange Act requires Pinnacle's directors, executive officers or beneficial owners of more than ten percent (10%) of any class of equity securities of Pinnacle ("Insiders") to file with the Securities and Exchange Commission and Pinnacle reports of ownership of Pinnacle securities. Based solely upon a review of reports furnished to Pinnacle by Insiders, all Section 16 reporting requirements were met by Insiders with the exception that Richard W. Burke filed one late report regarding a purchase of common stock on an indirect basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Pinnacle's independent public accountants are Arthur Andersen, LLP. A representative of Arthur Andersen will be present at the Annual Meeting of Shareholders in order to respond to questions or to make any other statement which may be deemed appropriate.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposal intended to be presented at the Annual Meeting in 1997 must be received by Pinnacle on or before November 15, 1996, for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors know of no matters to be brought before the meeting other than the proposals herein enumerated. If, however, further business is presented by others, the proxy holders will act in accordance with their best judgment.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. ALTHOUGH YOU MAY PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE PRE-ADDRESSED, POST-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING; OR IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                                            By Order of the Board of Directors
                                                     RICHARD W. BURKE
                                                        SECRETARY

March 13, 1996

PROXY
               FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
             OF DIRECTORS FOR ANNUAL MEETING OF THE SHAREHOLDERS OF
                           PINNACLE BANC GROUP, INC.
                          TO BE HELD ON APRIL 16, 1996

    The undersigned hereby appoints James L. Greene and William J. Finn, Jr. or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Shareholders of Pinnacle Banc Group, Inc. ("Pinnacle"), to be held in the Lower Level Conference Center of the Drake Oakbrook Plaza Office Building, 2215 York Road, Oak Brook, Illinois, on the 16th day of April, 1996, at 3:00 p.m., local time, or any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and the Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.  The election of the proposed directors as set forth in the Proxy Statement.

FOR all nominees listed below             AGAINST all nominees listed below
(except as marked to the contrary below)  / /
/ /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, DRAW A LINE THROUGH THE NOMINEE'S NAME BELOW.)

  BURKE; BURNS; FINN, JR.; GILMAN; GIUSFREDI; J. GLEASON; J. GLEASON, JR.; W.
                                GLEASON; GREENE;
    KING; MADDOCK; MCDONOUGH; NICKELS; O'NEILL; PHILLIP, JR.; WHITENER, JR.

Special voting instructions, if any, in regards to cumulative voting:
-------------------------------------------------------

2. In accordance with their discretion upon all other matters that may properly come before the Annual Meeting and any adjournment thereof.

                    / / FOR      / / AGAINST      / / ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

    Note: Please date Proxy and sign it exactly as name or names appear on the Pinnacle Banc Group, Inc. stock certificate for which this Proxy is given. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature
                                              Dated: ____________________ , 1996